As filed with the Securities and Exchange Commission on May 5, 2022
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EURONET WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11400 Tomahawk Creek Parkway, Suite 300
Leawood, Kansas 66211
(913) 327-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott D. Claassen
General Counsel and Secretary
Euronet Worldwide, Inc.
11400 Tomahawk Creek Parkway, Suite 300
Leawood, Kansas 66211
(913) 327-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James S. Swenson, Esq.
Patrick J. Respeliers, Esq.
B. Scott Gootee, Esq.
Stinson LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
(816) 842-8600
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. □
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer □	Non-accelerated filer □	Smaller reporting company □
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. □

PROSPECTUS

Euronet Worldwide, Inc.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	common stock, par value $0.02 per share;
•	preferred stock, par value $0.02 per share;
•	debt securities which may be either senior debt securities, subordinated debt securities or senior subordinated debt securities;
•	warrants; or
•	units consisting of combinations of any of the foregoing.

The debt securities, preferred stock, warrants and units may be convertible, exercisable or exchangeable for common stock, preferred stock, or other securities of ours or equity securities of one or more other entities. This prospectus provides you with a general description of these securities. We will provide the specific terms of these securities in supplements to this prospectus or other offering materials. You should carefully read this prospectus, the applicable prospectus supplement and other applicable offering materials before you invest.

The securities may be sold directly to or through agents, underwriters or dealers or through a combination of these methods on a continuous or delayed basis. If any agent, dealer or underwriter is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in a prospectus supplement or other offering materials. The securities may also be resold by security holders pursuant to this prospectus, including any applicable prospectus supplements and other applicable offering materials. In such event, we will not receive any of the proceeds from sales of securities by security holders. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Select Market under the symbol “EEFT.” On May 4, 2022, the last reported sale price of our common stock on The Nasdaq Global Select Market was $123.49 per share. The preferred stock, the debt securities, the warrants and the units are not currently publicly traded.

Investing in these securities involves certain risks. See the “Risk Factors” section on page 2 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any offering materials relating to any specific offering, and in other information that we file with the Securities and Exchange Commission which is incorporated by reference in this prospectus. See “Available Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus from time to time in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of the offering and the securities offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described in the sections contained herein entitled “Available Information” and “Incorporation of Certain Information by Reference” prior to investing.
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the section contained herein entitled “Available Information.”
We have not authorized anyone to provide you with different or additional information or to make any representations other than those contained or incorporated by reference in this prospectus and any prospectus supplement or other offering materials we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “Euronet” mean Euronet Worldwide, Inc. When we refer to our “Certificate of Incorporation” we mean the Certificate of Incorporation of Euronet Worldwide, Inc., as amended. When we refer to our “Bylaws” we mean the Amended and Restated Bylaws of Euronet Worldwide, Inc. The term “you” refers to a prospective investor.
THE COMPANY

Euronet is a leading electronic payments provider. We offer payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and individual consumers. Our primary product offerings include comprehensive automated teller machine (“ATM”), point-of-sale, card outsourcing, card issuing and merchant acquiring services, software solutions, electronic distribution of prepaid mobile airtime and other electronic payment products, foreign currency exchange services and global money transfer services.
Our executive offices are located at 11400 Tomahawk Creek Pkwy., Suite 300, Leawood, Kansas 66211. The telephone number for our principal executive office is (913) 327-4200.
You can find additional information regarding us in our filings with the SEC referenced in the section of this prospectus titled “Available Information.”

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should read and carefully consider the risk factors described as “Risk Factors” in our periodic reports filed with the SEC, including, but not limited to, our most recent Annual Report on Form 10-K and, to the extent applicable, in our Quarterly Reports on Form 10-Q and subsequent periodic reports containing updated disclosures of such factors, together with all of the other information included in this prospectus, any prospectus supplement, other offering materials and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, other offering materials and our reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, but not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future. All statements other than statements of historical fact included in this prospectus, any prospectus supplements, other offering materials and the documents incorporated by reference in this prospectus may be deemed to be forward-looking statements. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “believes,” “may,” “hopes,” “goals,” “forecasts,” “seeks,” “estimates” and variations of these words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements regarding the following:
•	our business plans and financing plans and requirements;
•	trends affecting our business plans and financing plans and requirements;
•	trends affecting our business;
•	the adequacy of capital to meet our capital requirements and expansion plans;
•	the assumptions underlying our business plans;
•	our ability to repay indebtedness;
•	our estimated capital expenditures;
•	the potential outcome of loss contingencies;
•	our expectations regarding the closing of pending acquisitions;
•	business strategy;
•	government regulatory action;
•	the expected effects of changes in laws or accounting standards;
•	technological advances; and
•	projected costs and revenues.
Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including, without limitation, the risks described in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, and the risks described in “Risk Factors” under Item 1A in our periodic filings with the SEC, including, but not limited to, our most recent Annual Report on Form 10-K and, to the extent applicable, in our Quarterly Reports on Form 10-Q and subsequent periodic reports containing updated disclosures of such factors. You may obtain copies of these documents as described under “Available Information” and “Incorporation of Certain Information by Reference” in this prospectus. Other factors not identified could also have such an effect. The uncertainties, risks and assumptions referred to above include, but are not limited to, the following:
•	conditions in world financial markets and general economic conditions, including impacts from the COVID-19 pandemic;
•	the war in the Ukraine and related economic sanctions;
•	our ability to successfully integrate the operations of Piraeus Merchant Services and other acquisitions;
•	economic conditions in specific countries and regions;
•	technological developments affecting the market for our products and services;
•	our ability to successfully introduce new products and services;
•	foreign currency exchange rate fluctuations;
•	the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties;
•	interruptions in any of our systems or those of our vendors or other third parties;
•	our ability to renew existing contracts at profitable rates;
•	changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs;
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our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and the European Union's General Data Privacy Regulation and Second Payment Service Directive and other privacy requirements;

•	changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions;
•	changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet;
•	the cost of borrowing (including fluctuations in interest rates); and
•	availability of credit and terms of and compliance with debt covenants, and renewal of sources of funding as they expire and the availability of replacement funding.
All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described above. Except to fulfill our obligations under the applicable securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.
USE OF PROCEEDS

 Unless otherwise indicated in the applicable prospectus supplement or other applicable offering materials, we intend to use the net proceeds from any sale of common stock, preferred stock, debt securities, warrants, units or other securities under this prospectus for general corporate purposes, which may include reducing our indebtedness, increasing our working capital, acquisitions, repurchasing our capital stock and capital expenditures. We will not receive the proceeds of sales by selling security holders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement or other applicable offering materials relating to that offering.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement or other applicable offering materials, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or other applicable offering materials. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and our Bylaws that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus, any prospectus supplement or any other applicable offering materials. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement or any other offering materials is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and the General Corporation Law of the State of Delaware.
Authorized Capitalization
As of the date of this prospectus, the authorized capital stock of the Company consists of 90,000,000 shares of common stock, par value $0.02 per share and 10,000,000 shares of preferred stock, par value $0.02 per share, of which 300,000 shares are designated as Series A Junior Participating Preferred Stock (the “Junior Preferred Stock”). As of May 5, 2022, an aggregate of 50,550,638 shares of our common stock were issued and outstanding and no preferred stock, including Junior Preferred Stock, was issued or outstanding.
Common Stock
The holders of our common stock are entitled to receive ratably such dividends as our board of directors (the “Board of Directors”) may declare from time to time from legally available funds, subject to the preferential rights of any holders of shares of our preferred stock that are then outstanding or that we may issue in the future. Since our inception, no dividends have been paid on our common stock. We do not intend to distribute dividends for the foreseeable future. Certain of our credit facilities contain limitations on the payment of dividends.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of our Board of Directors. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future, or any right to convert the holder’s common stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock.
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in the distribution of all assets remaining after payment to creditors, subject to prior distribution rights of the holders of any shares of preferred stock. All of the shares of common stock outstanding are fully paid and non-assessable. The shares of common stock offered by this prospectus, or upon the conversion of any preferred stock or debt securities, or upon the exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Preferred Stock
The Board of Directors is authorized, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock as a class without series or in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.
As of the date of this Prospectus, the Company has designated 300,000 shares of Junior Preferred Stock, none of which are outstanding.
Junior Preferred Stock
Our Junior Preferred Stock has the following rights, preferences, privileges and restrictions:
Conversion. Shares of Junior Preferred Stock are not convertible.

Dividends. Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Company ranking prior and superior to the Junior Preferred Stock, the holders of shares of our Junior Preferred Stock are entitled to receive cash dividends, when, as and if declared, equal to the greater of (a) $1.00 or (b) 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in, and declared on, our common stock. Such dividends are payable quarterly on or before the first day of March, June, September and December in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock in preference to the shares of common stock.
Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, voluntary or otherwise, the holders of shares of our Junior Preferred Stock are entitled to be paid out of the assets available for distribution, before any payment is made to the holders of our common stock or any other series or class of our shares ranking junior to the Junior Preferred Stock, an amount equal to $100.00 per share, plus an amount equal to all accrued and unpaid dividends, but will be entitled to an aggregate payment of 100 times the payment made per share of common stock.
Voting Rights. Each share of Junior Preferred Stock is entitled to 100 votes on all matters submitted to a vote of our stockholders.
Redemption. Shares of Junior Preferred Stock are not redeemable.
Adjustment. The dividend, liquidation and voting rights of the Junior Preferred Stock are subject to adjustment to reflect certain changes made to shares of common stock outstanding.
Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Charter Documents and Other Agreements
Effect of Delaware Law and our Charter Documents
Certain provisions of our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law (as amended, the “DGCL”) may be deemed to have an anti-takeover effect and may delay, defer or make more difficult a takeover attempt that a stockholder might consider in its best interest. Set forth below is a description of such provisions.
Amendment or Repeal of the Certificate of Incorporation. Under the DGCL, stockholders are not entitled to enact, without appropriate action taken by the board of directors, an amendment to the certificate of incorporation. Amendments to a certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders. Our Certificate of Incorporation expressly reserves the Company’s right to amend or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by Delaware law. In addition, our Certificate of Incorporation requires the approval at least 80% of our combined voting power to effect amendments to Article Sixth of our Certificate of Incorporation providing for three classes of directors for our Board of Directors.
Amendment or Repeal of Bylaws. The DGCL provides that stockholders may amend a corporation’s bylaws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, the power to adopt, amend or repeal bylaws lies in stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Our Bylaws expressly reserve the right of the Board of Directors to adopt, amend, alter or repeal our Bylaws. In addition, our Bylaws provide that our stockholders may amend, alter or repeal our Bylaws by the affirmative vote of stockholders holding at least two-thirds of the voting power of the Company’s capital stock entitled to vote thereon, voting together as a single class.
Calling of Special Stockholder Meetings. Under the DGCL, a special meeting of stockholders may be called by a corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The Bylaws provide that special meetings of stockholders may only be called by the Company’s President or Secretary upon the written request of a majority of the members of the Board of Directors then in office. Under the Bylaws, our stockholders are not entitled to call a special meeting of stockholders.
Classified Board of Directors. As permitted under the DGCL, the Certificate of Incorporation provides that the Board of Directors of the Company be divided into three classes of directors serving staggered three-year terms. The classes of directors will be as nearly equal in number as possible. Accordingly, approximately one-third of the

Company’s Board of Directors will be elected each year. Further, the Certificate of Incorporation provides that the number of directors will be determined by the Board of Directors.
Director Vacancies. Under the Bylaws, vacancies on the Board of Directors may be filled by vote of a majority of the remaining directors, although less than a quorum.
Preferred Stock. As described above under “— Preferred Stock”, our Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock having rights superior to the common stock without the approval of the stockholders of the Company.
Advance Notice. Our Bylaws include advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings.
Choice of Forum. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, all internal corporate claims must be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or, if such court does not have jurisdiction, the United States District Court for the District of Delaware).
Delaware Anti-Takeover Statute. Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the Board of Directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Other Agreements
Holders of our 0.75% Convertible Senior Notes due 2049 outstanding may require us to repurchase the notes upon a “fundamental change” (as defined in the indenture for the notes) and elect to convert their notes into shares of common stock in connection with a “fundamental change”. As of the date of this prospectus, we had $525 million principal amount of 0.75% Convertible Senior Notes due 2049 outstanding.
Indemnification of Directors and Officers and Limitation of Liability
Section 145 of DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of DGCL provides that a corporation shall have the power to provide more limited indemnification to any such person in the event of an action by or in the right of the corporation. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which imposes liability for the unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Eighth of the Company’s Certificate of Incorporation and Article VII of the Company’s Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted by the DGCL. Article Ninth of the Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL as described above.
The Company also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.
The Company enters into indemnification agreements with each of its directors and executive officers. The indemnification agreements supplement existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provide for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The applicable prospectus supplement or other offering materials will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES

General
The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Euronet, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement or other offering materials relating to such series.
Debt securities that we may issue will be issued under an indenture between us and a trustee to be named in the related prospectus supplement or other offering materials. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part.
The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. The indenture is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.
The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.
The summary below is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement or other offering materials and by the terms of the applicable final indenture, applicable indenture supplement and debt security.
Information You Will Find in the Prospectus Supplement
The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement or other applicable offering materials for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:
•	the issue price of the debt securities of the series;
•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;

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the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, whether and under what circumstances additional amounts with respect to such debt securities shall be payable, the date or dates from which any such interest shall accrue, the date or dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date or the method of calculating and/or resetting such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;
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the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

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the place or places where the principal of and any premium and interest on, or any additional amounts with respect to, the series of debt securities will be payable, or where the debt securities may be surrendered for transfer or exchange;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
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our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase or repayment;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which any debt securities of the series shall be issuable;
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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•
the percentage of the principal amount at which the debt securities will be issued, and, if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of their maturity;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;
•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;
•	any addition to or change in the events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;
•	whether such debt securities shall be issuable in registered form or bearer form, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;
•	the forms of the debt securities of the series;
•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;
•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and
•	any other terms of the debt securities of the series which are not prohibited by the indenture.
Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, the supplemental indenture, the prospectus supplement and other applicable offering materials.
Senior Debt
We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable supplemental indenture or in any board resolution establishing such debt securities and described in a prospectus supplement or other offering materials, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and, to the extent unsecured, junior to any secured debt we may incur as to the assets securing such debt. The senior debt securities will be structurally junior to all indebtedness and other liabilities of our subsidiaries (including their trade payables) except to the extent such subsidiaries guarantee such senior debt securities.
Subordinated Debt
We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, any applicable supplemental indenture or other applicable offering materials, to all of our senior indebtedness.
Senior Subordinated Debt
We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “— Senior Debt” and “— Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.
Interest Rate
Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement or other offering materials will describe the special U.S. federal income tax consequences and special considerations applicable to:
(i) any discounted debt securities; and
(ii) any debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes.
Subsidiary Guarantees
Our payment obligations under any series of non-convertible debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.
The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.
The indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the indenture, and any applicable supplemental indenture.
If a series of non-convertible debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries may be subordinated to their senior debt and may be subordinated to any guarantees by those subsidiaries of our senior debt. See “— Subordinated Debt” and “— Senior Subordinated Debt.”
Registered Global Securities
We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering materials relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the registered debt securities of the series outstanding to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
(i) by the depositary for the registered global security to a nominee of the depositary;
(ii) by a nominee of the depositary to the depositary or another nominee of the depositary; and
(iii) by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement or other applicable offering materials relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements unless provided in the applicable prospectus supplement.
Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:
(i) may not have the debt securities represented by a registered global security registered in their names;
(ii) will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and
(iii) will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
Payment of Interest on and Principal of Registered Global Securities
We will make payments of principal, premium, if any, interest and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Euronet, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
(i) any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;
(ii) maintaining, supervising or reviewing any records relating to beneficial ownership interests;
(iii) the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or
(iv) any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.
Generally, a depositary, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This will be the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
Unless otherwise indicated in the applicable prospectus supplement or other offering materials and related supplemental indenture, we may issue debt securities in definitive form in exchange for the registered global security if:
(i) the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act;
(ii) there shall have occurred and be continuing an event of default with respect to such registered global security; or
(iii) there shall exist other circumstances, if any, specified in the supplemental indenture for such debt securities of that series.
Covenants by Euronet

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement or other offering materials and related supplemental indenture, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:
•	failure to pay the principal of (or premium, if any, on) any debt security of that series when due at maturity, upon acceleration, upon redemption or otherwise;
•	failure to pay any interest on or additional amount with respect to any debt security of that series when due if such failure continues for 30 days;
•
failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding has been received to comply with any of our other agreements contained in the debt securities of that series or under the indenture or the supplemental indenture with respect to that series;

•
default by us or any of our Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there is, or by which there is secured or evidenced, any Indebtedness having an aggregate principal balance outstanding in excess of $50 million (or the foreign currency equivalent thereof), whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to its scheduled maturity or (ii) constituting a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such defaulted payment is not made, waived or extended within the applicable grace period, unless the default has been cured or waived or the Indebtedness discharged in full within 60 days after we have been notified of the default by the trustee or holders of at least 25% of the debt securities of that series outstanding;

•
final judgment for the payment of $50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against us or any of our Significant Subsidiaries by a court of competent jurisdiction, which judgment is not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished (to the extent not covered by indemnities provided by reputable creditworthy companies or insurance as to which the applicable insurance company is solvent and has not denied coverage);

•	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;
•	certain events of bankruptcy, insolvency or similar proceedings affecting us or any of our Significant Subsidiaries; and
•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.
Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement or other offering materials and related supplemental indenture, if one or more events of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of debt securities of such series outstanding may accelerate the maturity of 100% of the principal amount of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.
After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless
•	such holder shall have previously given to the trustee written notice of a continuing event of default;
•
the holders of at least 25% in aggregate principal amount of the debt securities of the relevant series outstanding shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series outstanding a direction inconsistent with such request; and
•	the trustee shall have failed to institute such proceeding within 60 days.
However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add additional obligors on or guarantees to or to secure any series of debt securities;
•
to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants for the protection of the holders of all or any series of debt securities;
•	to add any additional events of default for the benefit of the holders of any one or more series of debt securities;
•
to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•
to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series outstanding created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any debt security outstanding with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	to add or provide for a guaranty or guarantees of, or additional obligors on, any series of debt securities;
•	to establish the form or terms of debt securities of any series;
•
to correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake or conform to any prospectus or prospectus supplement pursuant to which any series of debt securities were offered;

•
to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the terms of the indenture, provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series in any material respects as determined in good faith by the Board of Directors of the Company;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; or
•
to make such other provisions in regards to matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of the Company may deem necessary or desirable, and which does not in each case adversely affect the interest of the holders of the debt securities of any series as determined in good faith by the Board of Directors of the Company.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each debt security of the affected series outstanding, among other things:
•	change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, or any sinking fund payment with respect to, any debt securities;
•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;
•	change the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or
•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, interest and any additional amounts with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable federal income tax law).
The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.
Consolidation, Merger and Sale of Assets
Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person or entity, unless:
•
the resulting, surviving or transferee person or entity (if not us) is a person or entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the debt securities of that series and the indenture with respect to that series;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the indenture with respect to that series; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Upon any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, Euronet under the indenture with respect to that series, in our name or in its own name and we will be released (other than in the case of a lease) from all our liabilities under the indenture and under the debt securities of that series.
Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.
Conversion or Exchange Rights
Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement or other offering materials. Such terms may include, among others, the following:
•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.
Concerning the Trustee
The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus, any prospectus supplement or other offering materials, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal, premium, if any, interest and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.
The indenture contains limitations on the right of the trustee, should it become a creditor of Euronet, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.
DESCRIPTION OF WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of certain of the provisions of the securities warrants is not complete. Any securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with any offering of the specific securities warrants and will contain all of the terms of the securities warrant agreement and securities warrants. This summary below is subject to and qualified in its entirety by reference to the particular terms of the securities warrants described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable securities warrant agreement and securities warrants. The applicable prospectus supplement or other applicable offering materials will describe the particular terms of any warrants that we may offer in more detail and any general terms summarized below that will not apply.
The particular terms of any issue of securities warrants will be described in the prospectus supplement or other offering materials relating to the issue. Those terms may include the following, if applicable:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
The prospectus supplement or other offering materials relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement or other offering materials.
After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement or other offering materials.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or other offering materials, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, unless otherwise provided in the terms of the securities warrants, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
DESCRIPTION OF UNITS

We may issue units comprised of two or more shares of common stock, shares of preferred stock, warrants, debt securities or any combination thereof. Each series of units will be issued under a separate unit agreement to be entered into between us and a unit agent. The unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. This summary of certain of the provisions of the units is not complete. Any unit agreement, together with the terms of the final units, will be filed with the SEC in connection with any offering of a specific series of units and will contain all of the terms of the applicable unit agreement and the applicable final units. This summary below is subject to and qualified in its entirety by reference to the particular terms of the applicable series of units described in the applicable prospectus supplement or other applicable offering materials and by the terms of the applicable final units and unit agreement. The applicable prospectus supplement or other applicable offering materials will describe the particular terms of any units that we may offer in more detail and any general terms summarized below that will not apply.
We may issue units comprised of two or more shares of common stock, shares of preferred stock, warrants, debt securities or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The prospectus supplement or other offering materials for a series of units will provide information relating to the terms of the series of units being offered, which may include:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below;
•	the price or prices at which such units will be issued;
•	information with respect to book-entry procedures, if any;
•	a discussion of material federal income tax considerations;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Common and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish, subject to any applicable limitations on the issuance of the securities included in the unit. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement or other offering materials.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement or other offering materials.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement or other offering materials.

Enforcement of Rights
The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.
Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the certificate of designations, warrant agreement, indenture or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to shares of common stock, shares of preferred stock, warrants and debt securities, as relevant.
Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement or other offering materials.
Unit Agreements Will Not Be Qualified Under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by New York law.
Form, Exchange and Transfer
We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so as or through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Information with respect to book-entry procedures, if any, will be described in the applicable prospectus supplement or other offering materials.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures set forth in the applicable unit agreement.
SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in other offering materials, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;
•	to underwriters for resale to the public or to investors;
•	directly to investors; or
•	through a combination of any of these methods of sale or any other method permitted by applicable law.
The securities may be sold in one or more such transactions at:
•	fixed prices, which may be changed;
•	prevailing market prices at the time of sale;
•	prices related to the prevailing market prices;
•	varying prices determined at the time of sale, which may be changed; or
•	otherwise negotiated prices.
We will set forth in a prospectus supplement or other offering materials the terms of that particular offering of securities, including:
•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which such securities may be listed.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.
Underwriters or Dealers
If underwriters are used for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement or other offering materials naming any such underwriter.
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or other offering materials the names of the dealers and the terms of the transaction.
Direct Sales
We may also sell securities directly to one or more purchasers without using underwriters or agents. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or other offering materials.
Trading Markets and Listing Of Securities
Unless otherwise specified in the applicable prospectus supplement or other offering materials, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking
Any underwriters who are qualified market markers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Selling Security Holders
To the extent that we permit this prospectus to be used for sales of securities by selling security holders, the selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will not receive any of the proceeds from sales of securities made by the selling security holders pursuant to this prospectus.
General
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement or other offering materials any underwriters, dealers or agents and will describe their compensation.
We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Stinson LLP, Kansas City, Missouri. Any underwriters will be advised with respect to other issues relating to any offering pursuant to this prospectus by their own legal counsel.

EXPERTS

The consolidated financial statements of Euronet Worldwide, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.
The documents listed below filed by us (other than the portions of those documents furnished or otherwise not deemed to be filed) under the Exchange Act (File No. 001-31648) are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022.

2.
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2022, that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022.

3.
The description of our common stock contained in our registration statement on Form 8-A/A, filed with the SEC on November 24, 2004, as updated by the description of the Registrant's Common Stock contained in Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or reports filed for the purpose of updating that description.

In addition, all documents filed by us (other than the portions of those documents furnished or otherwise not deemed to be filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus are incorporated by reference herein. Any statement contained herein or incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain documents incorporated by reference in this prospectus, any prospectus supplements and any other applicable offering materials (including exhibits that are specifically incorporated by reference in such documents) at no cost to you by requesting them in writing or by telephone from us at the following address:
Euronet Worldwide, Inc.
Attn: Corporate Secretary
11400 Tomahawk Creek Pkwy., Suite 300
Leawood, Kansas 66211
(913) 327-4200
Our SEC filings also are available through our Internet website at www.euronetworldwide.com. The information on our website is not, and you must not consider the information to be, a part of or incorporated by reference into this prospectus.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus and any prospectus supplements. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

Euronet Worldwide, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$		*
Legal Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Printing Expenses		*	*
Trustee Fees (including counsel fees)		*	*
Rating Agency Fees		*	*
Miscellaneous Fees and Expenses		*	*
Total	$	*	*

*
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee for the securities offered pursuant to this Registration Statement and will pay such fees on a pay-as-you-go basis.

**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Article Eighth of the Registrant’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Article VII of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the DGCL.
As permitted by the DGCL, Article Ninth of the Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.
The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.
The Registrant enters into indemnification agreements with each of its directors and executive officers. The indemnification agreements supplement existing indemnification provisions of the Certificate of Incorporation and Bylaws and, in general, provide for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.
Item 16. Exhibits.
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for debt securities)*

1.2	Form of Underwriting Agreement (for common stock)*

1.3	Form of Underwriting Agreement (for preferred stock)*

1.4	Form of Underwriting Agreement (for warrants)*

1.5	Form of Underwriting Agreement (for units)*

4.1	Form of Indenture (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-231252) filed on May 7, 2019 and incorporated by reference herein) EX-4.1 (sec.gov)

4.2	Form of senior debt security*

4.3	Form of subordinated debt security*

4.4	Form of senior subordinated debt security*

4.5	Form of certificate of designations for preferred stock*

4.6	Form of preferred stock certificate*

4.7
Form of common stock certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-18121) filed on December 18, 1996, as amended, and incorporated by reference herein)
https://www.sec.gov/Archives/edgar/data/1029199/0000950123-96-007420.txt

4.8	Form of Warrant Agreement, including form of warrant*

4.9	Form of Unit Agreement, including form of unit*

4.10
Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 22, 2009 (File No. 001-31648), and incorporated by reference herein)
https://www.sec.gov/Archives/edgar/data/1029199/000101410809000126/ewi-ex32toform8k_8353998v3.htm

4.11
Amended and Restated Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 28, 2017 (File No. 001-31648), and incorporated by reference herein)
Exhibit (sec.gov)

4.12
Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 29, 2013 (File No. 001-31648), and incorporated by reference herein)
ex31-certofrights.htm (sec.gov)

4.13
Indenture, dated as of March 18, 2019, by and between Euronet Worldwide, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 18, 2019 (File No. 001-31648), and incorporated by reference herein)
exhibit41indenture (sec.gov)

4.14
Indenture, dated as of May 22, 2019, by and between Euronet Worldwide, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2019 (File No. 001-31648), and incorporated by reference herein)
EX-4.1 (sec.gov)

4.15
Supplemental Indenture, dated as of May 22, 2019, by and between Euronet Worldwide, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 22, 2019 (File No. 001-31648), and incorporated by reference herein)
EX-4.2 (sec.gov)

4.16	Form of 0.75% Convertible Senior Note due 2049 (included as Exhibit A to Exhibit 4.13 above)

4.17	Form of 1.375% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.15 above)

5.1	Opinion of Stinson LLP regarding legality**

23.1	Consent of KPMG LLP**

23.2	Consent of Stinson LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney (included on signature pages)**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture**

107	Filing Fee Table**

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**	Filed herewith.

Item 17. Undertakings.

a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 5th day of May, 2022.

EURONET WORLDWIDE, INC.

By: Name:	/s/ Michael J. Brown Michael J. Brown
Title:	Chairman of the Board of Directors, Chief Executive Officer, President and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Rick L. Weller, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Brown Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)	May 5, 2022

/s/ Rick L. Weller Rick L. Weller	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2022

/s/ Paul S. Althasen Paul S. Althasen	Director	May 5, 2022

/s/ Thomas A. McDonnell Thomas A. McDonnell	Director	May 5, 2022

/s/ Andzrej Olechowski Andzrej Olechowski	Director	May 5, 2022

/s/ Andrew B. Schmitt Andrew B. Schmitt	Director	May 5, 2022

/s/ Michael N. Frumkin Michael N. Frumkin	Director	May 5, 2022

/s/ M. Jeannine Strandjord M. Jeannine Strandjord	Director	May 5, 2022

/s/ Mark R. Callegari Mark R. Callegari	Director	May 5, 2022